April 1, 2019        Exhibit 99.1

Carolina Alliance Bank joins Park National organization

NEWARK, OHIO and SPARTANBURG, SC - Park National Corporation (Park) (NYSE AMERICAN: PRK) and CAB Financial Corporation (CAB) (OTCQX: CABF) announced today the completion of their previously announced merger transaction. Effective today, CAB has merged with and into Park. With the merger, CAB’s banking subsidiary, Carolina Alliance Bank, becomes a community banking division of Park subsidiary, The Park National Bank. Carolina Alliance Bank will continue to serve its communities with the same local leadership, local advisory board and local decision-making. Headquartered in Spartanburg, South Carolina, the Carolina Alliance Bank division has $760 million in assets (as of December 31, 2018). It operates seven banking offices in upstate South Carolina and western North Carolina.
Carolina Alliance Bank will gain greater lending capacity as a banking division of The Park National Bank, helping it expand its service to commercial and small business customers. More potential enhancements and updates to its banking services will be considered as the partnership with Park continues to develop throughout the year.
“The team at Carolina Alliance Bank looks forward to continuing its commitment to customers and communities as a division of The Park National Bank. We are truly excited about the partnership and believe it will greatly enhance our capabilities going forward,” said Carolina Alliance Bank Chief Executive Officer John Kimberly.
The Park National family of community banks now includes 12 banking divisions, each led by local professionals. The banks share operational, compliance and administrative resources, placing them in a strong position to remain competitive with sophisticated technology and service capabilities - while keeping a steadfast focus on personalized service and community involvement.
“Park National and Carolina Alliance bankers have worked steadily over the past several months to identify all the possibilities our combined organization will enjoy,” Park Chief Executive Officer David Trautman said. “We are all excited about the opportunities that lie ahead as we work together to deliver extraordinary service to our current and new clients.”
Park has more than a century of banking success in Ohio. Recently, it has pursued growth opportunities in the Carolinas and other regions. In July 2018, it welcomed NewDominion Bank in Charlotte, North Carolina into its family of community banks.
Sandler O’Neill & Partners, L.P. served as financial advisor and Squire Patton Boggs (US) LLP served as legal advisor to Park National Corporation.
FIG Partners, LLC served as financial advisor and Nelson Mullins Riley & Scarborough LLP served as legal advisor to CAB Financial Corporation.
Headquartered in Newark, Ohio, Park National Corporation has $7.8 billion in total assets (as of December 31, 2018). The Park organization consists of 12 community bank divisions, a non-bank subsidiary and two specialty finance companies. Park’s banking operations are conducted through Park subsidiary The Park National Bank and its divisions, which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, United Bank, N.A. Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division, The Park National Bank of Southwest Ohio & Northern Kentucky Division, NewDominion Bank Division, and now Carolina Alliance Bank Division. The Park organization also includes Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Guardian Financial Services Company (d.b.a. Guardian Finance Company) and SE Property Holdings, LLC.

Park National Media Contact: Bethany Lewis, 740.349.0421, blewis@parknationalbank.com
Park National Investor Contact: Brady Burt, 740.322.6844, bburt@parknationalbank.com
Carolina Alliance Bank Contact: John Kimberly, 864.208.2265, jkimberly@carolinaalliancebank.com

Forward -Looking Statement:
Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the merger as well as other statements of Park’s goals, intentions and expectations; and estimates of Park’s risks and future costs and benefits, whether with respect to the merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of Park and CAB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Park to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like Park’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; and changes in market, economic, operational, liquidity, credit and interest rate risks associated with the Park’s business. Please refer to Park’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. All forward-looking statements included in this communication are made as of the date hereof and are based on information available as of the date hereof. Except as required by law, Park does not assume any obligation to update any forward-looking statement.